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                                                                    Exhibit 24.1

                             SECRETARY'S CERTIFICATE


         I, Lisa Fries Gardner, Secretary of Foster Wheeler Corporation, a New York corporation, do hereby certify that the following is a true and correct copy of resolutions adopted on the 28th day of January 1997 at a meeting of the Board of Directors of Foster Wheeler Corporation, and that the action taken has not been in any manner rescinded or modified.

         RESOLVED, That The Director's Stock Option Plan be, and it hereby is, amended as follows, subject to the approval of the stockholders of the Corporation at the next annual or special meeting:

Section 2 is hereby amended in its entirety to read:

"The stock subject to the options shall be shares of the Company's authorized but unissued or reacquired common stock (the "Common Stock"). The total amount of the Common Stock on which option may be granted is 400,000 shares. In the event that any outstanding option under the Plan expires or is terminated, shares of Common Stock allocable to the unexercised portion of such option may again become subject to an option under the Plan."

Section 4 is hereby amended in its entirety to read:

"Each member of The Board of the Company who is not an employee of the Company or any of its subsidiaries shall automatically receive an option to acquire 3,000 shares of Common Stock each year following the Annual Meeting of Stockholders."

and; it is further


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         RESOLVED, That the Officers of the Corporation be, and they hereby are, authorized and directed to prepare a Registration Statement on Form S-8 in connection with the Amendment of The Directors' Stock Option Plan of the Corporation, and to file such Registration Statement with the Securities and Exchange Commission; and it is further

         RESOLVED, That the signatures of the Officers and Directors of the Corporation on said Form S-8 may be signed pursuant to a power of attorney and the Form S-8 may be filed on behalf of the Corporation pursuant to a power of attorney; and it is further

         RESOLVED, That the Officers of the Corporation be, and they hereby are, authorized and directed to list on the New York Stock Exchange the 250,000 additional shares of Common Stock of the Corporation which are authorized for issuance under The Directors' Stock Option Plan.

         In witness whereof, I have set my hand and affixed the seal of said Foster Wheeler Corporation this 28th day of April, 1997.




                                                        /S/ Lisa Fries Gardner
                                                        -----------------------
                                                        Lisa Fries Gardner
                                                        Secretary


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